EXHIBIT 11

                 CB Richard Ellis Services, Inc.
            200 North Sepulveda Boulevard, Suite 300
                    El Segundo, CA 90245-4380

                        December 15, 2000


BLUM Capital Partners, L.P.      FE Equity Partners III, L.P.
909 Montgomery Street            11100 Santa Monica Blvd., Suite 1900
Suite 400                        Suite 1900
San Francisco, C 94133           Los Angeles, CA 90025
Attn:  Murray A. Indick,         Attn:  Frederick Simmons
       General Counsel

Raymond E. Wirta                 W. Brett White
CB Richard Ellis Services, Inc.  CB Richard Ellis Services, Inc.
200 North Sepulveda Blvd.        200 North Sepulveda Blvd.
Suite 300                        Suite 300
El Segundo, CA 90245-4380        El Segundo, CA  90245-4380

Frederic V. Malek                The Koll Holding Company
Thayer Capital Partners          43343 Von Karman Avenue
1455 Pennsylvania Avenue, N.W.,  Newport Beach, CA  92660
Suite 350
Washington, D.C.  20004

                    CONFIDENTIALITY AGREEMENT

Dear Sirs:

In connection with your interest in the acquisition (the "Transaction") of all of the common stock (other than the common stock owned by you or other members of the Bidding Group, as defined below), of CB Richard Ellis Services, Inc. (the "Company") by the Bidding Group, you have previously received certain information from the Company and have requested that we or our representatives furnish you or your representatives with certain additional information relating to the Company or the Transaction. All such information (whether written or oral) furnished (whether before or after the date hereof) by us or our directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "our Representatives") to you or your directors, officers, employees, partners, members, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents or your potential sources of financing for the Transaction (collectively, "your Representatives") and all analyses, compilations, forecasts, studies or other documents prepared by you or your Representatives (collectively, your "Work Product") in connection with your or their review of, or your interest in, the Transaction to the extent such documents contain or reflect any such information is hereinafter referred to as the "Information". The term Information will not, however, include information which
(i) is or becomes publicly available other than as a result of a disclosure by you or your Representatives or (ii) is or becomes available to you on a nonconfidential basis from a source (other than us or our Representatives) which, to the best of your knowledge after due inquiry, is not prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation to us. The term "Bidding Group" means the "Reporting Persons" and the "Other Parties" as those terms are defined in Amendment No. 2 to Schedule 13D filed with the Securities and Exchange Commission on November 13, 2000 by BLUM Capital Partners, L.P. ("BLUM") and certain of its affiliates (the "13D").

Accordingly, we and each of you severally and not jointly agree that:

1. You and your Representatives (i) will keep the Information confidential to the extent set forth herein and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose any Information in any manner whatsoever, and (ii) will not use any Information other than in connection with the Transaction or to the extent you or any of your Representatives are directors or officers of the Company in connection with your or their role as such; provided, however, that you may reveal the Information to your Representatives (a) who need to know the Information for the purpose of evaluating the Transaction,
     (b) who are informed by you of the confidential nature of the Information and (c) who agree to act in accordance with the terms of this letter agreement and, provided further, you may reveal the Information to other members of the Bidding Group who are parties to this Agreement. You will exercise all reasonable efforts to cause your Representatives to observe the terms of this letter agreement, and you will be responsible for any breach of this letter agreement by any of your Representatives.

2. Except as permitted by paragraph 1 above, you and your Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose to any person the fact that the Information exists or has been made available, or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.

3. In the event that you or any of your Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, you will notify us promptly so that we may seek a protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is obtained, or that the Company does not waive compliance with the terms of this letter agreement, you will furnish only that portion of the Information which you are advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4. If you determine not to proceed with the Transaction, you will promptly inform our Representative, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), of that decision and, in that case, and at any time upon the request of the Company or any of our Representatives, you will either (i) promptly destroy all copies of the written Information in your or your Representatives' possession (excluding your Work Product, which you may choose to keep, which will continue to be subject to the terms of this Agreement) and confirm such destruction to us in writing, or (ii) promptly deliver to the Company at your own expense all copies of the written Information in your or your Representatives' possession (excluding your Work Product, which you may choose to keep, which will continue to be subject to the terms of this Agreement). Any oral Information will continue to be subject to the terms of this letter agreement.

5. You acknowledge that neither we, nor Morgan Stanley or its affiliates, nor our other Representatives, nor any of our or their respective officers, directors, employees, agents or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and you agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom, except to the extent provided in any definitive agreement with respect to the Transaction. You further agree that you are not entitled to rely on the accuracy or completeness of the Information and that you will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to the Transaction, subject to such limitations and restrictions as may be contained therein.

6. You are aware, and you will advise your Representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

7. You agree that, during the Standstill Period (as defined below), neither you nor any of your affiliates will, without the prior written consent of the Company or its Board of Directors:
     (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof (other than pursuant to the exercise of options or warrants presently outstanding and disclosed in your filings on Schedule 13D), or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company; (iii) other than the proposal contained in your letter of November 10, 2000, as amended through the date hereof, make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets; (iv) other than as set forth in your filings on Schedule 13D with respect to the Company as of the date hereof, form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; or (v) request the Company or any of our Representatives, directly or indirectly, to amend or waive any provision of this paragraph. You will promptly advise the Company of any inquiry or proposal made to you with respect to any of the foregoing. The term "Standstill Period" shall mean the period of time that begins on the date of this letter agreement and ends four months after the date of this Letter Agreement; provided, however, if, during such four month period the Company enters into a definitive agreement providing for a sale of all or substantially all assets, merger, recapitalization or other extraordinary transaction with respect to the Company, the Standstill Period shall be extended to include the period that ends on the earlier of (x) the nine month anniversary of the date of such definitive agreement or (y) the termination of such definitive agreement; provided, further, that if the Company's Board of Directors determines, and makes a public announcement to the effect, that the Company will remain independent and is not evaluating any sale of all or substantially all assets, merger, recapitalization or other extraordinary transaction, the Standstill period will then terminate. For purposes of this paragraph 7, a company in which BLUM, FS Equity Partners III, L.P. or FS Equity Partners International L.P. (or another investment fund that is affiliated with them, as applicable) has made a minority equity investment will be considered an affiliate of BLUM, FS Equity Partners III, L.P. or FS Equity Partners International L.P., as applicable, only if such party (and/or another investment fund affiliated with such party) has the ability to cause such company to comply with the provisions of this paragraph 7.

8. You agree that, for a period of two years from the date of this letter agreement, you will not, directly or indirectly, solicit for employment or hire any employee of the Company or any of its subsidiaries with whom you have had contact or who became known to you in connection with your consideration of the Transaction; provided, however, that the foregoing provision will not prevent you from employing any such person who contacts you on his or her own initiative without any direct or indirect solicitation (other than a general, non-directed advertising for employment) by or encouragement from you.

9. You agree that all (i) communications regarding the Transaction, (ii) requests for additional information, facility tours or management meetings, and (iii) discussions or questions regarding procedures with respect to the Transaction, will be first submitted or directed to Morgan Stanley and not to the Company. You acknowledge and agree that (a) we and our Representatives are free to conduct the process leading up to a possible Transaction as we and our Representatives, in our sole discretion, determine (including, without limitation, by negotiating with any prospective buyer and entering into a preliminary or definitive agreement without prior notice to you or any other person) and (b) we reserve the right, in our sole discretion, to change the procedures relating to our consideration of the Transaction at any time without prior notice to you or any other person, to reject any and all proposals made by you or any of your Representatives with regard to the Transaction, and to terminate discussions and negotiations with you at any time and for any reason. You and we agree that unless and until a written definitive agreement concerning the Transaction has been executed, neither we nor any of our Representatives will have any liability to you and neither you nor any of your Representatives will have any liability to us with respect to the Transaction, whether by virtue of this letter agreement, any other written or oral expression with respect to the Transaction or otherwise.

10. You acknowledge that remedies at law may be inadequate to protect us against any actual or threatened breach of this letter agreement by you or by your Representatives, and, without prejudice to any other rights and remedies otherwise available to us, you agree to the granting of injunctive relief in our favor without proof of actual damages. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines in a final, nonappealable order that this letter agreement has been breached by you or by your Representatives, then you will reimburse the Company for its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with all such litigation.

11. You and we agree that no failure or delay by you or us in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12. This letter agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts between residents of that State and executed in and to be performed in that State.

13. This letter agreement contains the entire agreement between you and us concerning the confidentiality of the Information, and no modifications of this letter agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

14. This letter agreement shall terminate and be of no further force and effect on the date that is the second anniversary of the date hereof.

15. Each of you that is a signatory hereto shall be responsible for any breach of this Agreement by you or any of your Representatives but not by any other party.

Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                            Very truly yours,

                            CB Richard Ellis Services, Inc.



                            By:  /s/ Paul C. Leach
                                ---------------------------
                                Name:  Paul C. Leach
                                Title: Director and Member
                                       of Special Committee

Accepted and Agreed as of the date first written above:

BLUM Capital Partners, L.P.

By:   /s/ Murray A. Indick
   ------------------------------------
Name:  Murray A. Indick
Title: Partner and General Counsel



FS Equity Partners III, L.P.

By:    /s/ James F. Simmons
   ------------------------------------
Name:  James F. Simmons
Title:



FS Equity Partners International, L.P.

By:    /s/ James F. Simmons
   ------------------------------------
Name:  James F. Simmons
Title:



   /s/ Raymond E. Wirta
------------------------------------
Raymond E. Wirta



   /s/ W. Brett White
------------------------------------
W. Brett White



   /s/ Frederic V. Malek
------------------------------------
Frederic V. Malek



The Koll Holding Company

By:  /s/ Donald M. Koll
   ------------------------------------
Name:  Donald M. Koll
Title:




                   CB Richard Ellis Services, Inc.
              200 North Sepulveda Boulevard, Suite 300
                      El Segundo, CA 90245-4380

                          February 23, 2001


BLUM Capital Partners, L.P.      FE Equity Partners III, L.P.
909 Montgomery Street            11100 Santa Monica Blvd., Suite 1900
Suite 400                        Suite 1900
San Francisco, C 94133           Los Angeles, CA 90025
Attn:  Murray A. Indick,         Attn:  Frederick Simmons
       General Counsel

Raymond E. Wirta                 W. Brett White
CB Richard Ellis Services, Inc.  CB Richard Ellis Services, Inc.
200 North Sepulveda Blvd.        200 North Sepulveda Blvd.
Suite 300                        Suite 300
El Segundo, CA 90245-4380        El Segundo, CA  90245-4380

Frederic V. Malek                The Koll Holding Company
Thayer Capital Partners          43343 Von Karman Avenue
1455 Pennsylvania Avenue, N.W.,  Newport Beach, CA  92660
Suite 350
Washington, D.C.  20004

               AMENDMENT TO  CONFIDENTIALITY AGREEMENT

Dear Sirs:

          We are parties to a Confidentiality Agreement dated December 15, 2000 (the "Confidentiality Agreement") entered into in connection with your interest in a Transaction (as defined in the Confidentiality Agreement). Concurrent with the execution of this letter, CB Richard Ellis Services, Inc. is entering into an Agreement and Plan of Merger (the "Merger Agreement") with certain affiliates of members of the Bidding Group (as defined in the Confidentiality Agreement). We and you agree that the Confidentiality Agreement is hereby amended to provide that: (A) if the Merger Agreement is terminated by Acquiror pursuant to Section 10.1(e) of the Merger Agreement or by the Company pursuant to Section 10.1(c)(ii) of the Merger Agreement in connection with the Company entering into a binding agreement (an "Alternative Agreement") concerning another Acquisition Proposal (as defined in the Merger Agreement), the Standstill Period (as defined in the Confidentiality Agreement) shall include the period of time that begins on the date of such termination and ends on the earlier of (i) the nine month anniversary of the date of such termination and (ii) the date of the termination or abandonment of the Alternative Agreement and (B) anything in the Confidentiality Agreement to the contrary notwithstanding, Holding and Acquiror or their agents shall have the right to solicit from the Company Stockholders (as defined in the Merger Agreement) in favor of adoption of the Merger Agreement and the transactions contemplated thereby.

                                Very truly yours,

                                CB Richard Ellis Services, Inc.

                                By:  /s/ Walter V. Stafford
                                    ---------------------------
                                Name:  Walter V. Stafford
                                      -------------------------
                                Title:  Senior Executive Vice
                                        President and General
                                        Counsel
                                       ------------------------

Accepted and Agreed as of the date first written above:

BLUM Capital Partners, L.P.

By:  /s/ Claus J. Moller
    ----------------------------------
Name:  Claus J. Moller
    ----------------------------------
Title:
    ----------------------------------


FS Equity Partners III, L.P.

By:  /s/ William M. Wardlaw
    ----------------------------------
Name:  William M. Wardlaw
    ----------------------------------
Title:  Vice President
    ----------------------------------



FS Equity Partners International, L.P.

By:  /s/ William M. Wardlaw
    ----------------------------------
Name:  William M. Wardlaw
    ----------------------------------
Title:  Vice President
    ----------------------------------


  /s/ Raymond E. Wirta
--------------------------------------
Raymond E. Wirta


  /s/ Brett White
--------------------------------------
W. Brett White


  /s/ Frederic V. Malek
--------------------------------------
Frederic V. Malek



The Koll Holding Company

By:  /s/ Donald M. Koll
    ----------------------------------
Name:  Donald M. Koll
    ----------------------------------
Title:
    ----------------------------------